                             EXHIBIT 11
                              MINNESOTA MINING AND MANUFACTURING
COMPANY
                                           AND SUBSIDIARIES

                                  EARNINGS PER SHARE OF COMMON
STOCK

                                                   Three Months
Ended            Nine Months Ended
                                                      September
30,                September 30,

- - ------------------------     ------------------------
                                                       1993
 1992            1993         1992
                                                -----------
- - -----------     -----------  -----------
  Income before cumulative effect
  of accounting changes                                $316
 $324            $977         $947

  Cumulative effect of accounting changes                -
   -               -             3
                                                     ------
- - ------          ------       ------
  Net income (millions)                                $316
 $324            $977         $944
                                                     ======
======          ======       ======

_________________________________________________________________
_____ ____________________________

  Primary earnings per share:

  Income before cumulative effect
  of accounting changes                               $1.47
$1.48           $4.49        $4.33

  Cumulative effect of accounting changes                -
   -               -         (0.02)
                                                     ------
- - ------          ------       ------
  Earnings per share                                  $1.47
$1.48           $4.49        $4.31
                                                     ======
======          ======       ======
  Weighted average number of
  common shares outstanding                     216,460,582
219,079,532     217,817,985  219,094,954
                                                ===========
===========     ===========  ===========

_________________________________________________________________
_____ ____________________________

  Fully diluted earnings per share: (1)<F1>

  Income before cumulative effect
  of accounting changes                               $1.45
$1.46           $4.44        $4.27

  Cumulative effect of accounting changes                -
   -               -         (0.01)
                                                     ------
- - ------          ------       ------
  Earnings per share                                  $1.45
$1.46           $4.44        $4.26
                                                     ======
======          ======       ======

  Weighted average number of
  common shares outstanding                     216,460,582
219,079,532     217,817,985  219,094,954

  Common equivalent shares                        2,089,183
2,450,787       2,133,097    2,450,787
                                                -----------
- - -----------     -----------  -----------
  Average number of common
  shares outstanding and
  equivalents                                   218,549,765
221,530,319     219,951,082  221,545,741
                                                ===========
===========     ===========  ===========

_________________________________________________________________
__________________________________

      Primary earnings per share is computed by dividing net income by the weighted average number of common shares outstanding for each period. The calculation excludes the effect of common equivalent shares resulting from stock options using the treasury stock method as the effect would not be material.

      Fully diluted earnings per share is computed based on the weighted average number of common shares and common equivalent shares outstanding for each period.

<F1>  (1) This calculation is submitted in accordance with
Regulation S-K item 601(b)(11) although not
      required by APB Opinion No. 15 because it results in dilution of less than 3%.

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